Loan No. 123523

NONRECOURSE EXCEPTION INDEMNITY AND GUARANTY AGREEMENT

THIS NONRECOURSE EXCEPTION INDEMNITY AND GUARANTY AGREEMENT (this “Agreement”) is dated as of the 13th day of March 2015, by GTJ REIT, INC., a Maryland corporation having a mailing address at 60 Hempstead Avenue, West Hempstead, New York 11552 (“Guarantor”) in favor of ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company, AMERICAN HERITAGE LIFE INSURANCE COMPANY, a Florida insurance company and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York insurance company, each having a mailing address c/o Allstate Investments, LLC, 3075 Sanders Road, Ste. G5C, Northbrook, Illinois, 60062-7127 (collectively, “Lender”).

RECITALS

A.GWL 4 Corporate LLC, a Delaware limited liability company (“GWL 4”) is the owner of certain real property known as 4 Corporate Place, Piscataway, New Jersey (the “4 Corporate Property”);

B.GWL 8 Corporate LLC, a Delaware limited liability company (“GWL 8”) is the owner of certain real property known as 8 Corporate Place, Piscataway, New Jersey (the “8 Corporate Property”);

C.GWL 1110 Centennial LLC, a Delaware limited liability company (“GWL 1110”) is the owner of certain real property known as 1110 Centennial Drive, Piscataway, New Jersey (the “1110 Centennial Property”);

D.GWL 25 Corporate LLC, a Delaware limited liability company (“GWL 25”) is the owner of certain real property known as 25 Corporate Place South, Piscataway, New Jersey (the “25 Corporate Property”);

E.GWL 21 Constitution LLC, a Delaware limited liability company (“GWL 21”) is the owner of certain real property known as 21 Constitution Avenue, Piscataway, New Jersey (the “21 Constitution Property”);

F.GWL 11 Constitution LLC, a Delaware limited liability company (“GWL 11”; GWL 4, GWL 8, GWL 1110, GWL25, GWL 21 and GWL 11 being hereinafter referred to, collectively, as “Borrower”) is the owner of certain real property known as 11 Constitution Avenue, Piscataway, New Jersey (the “11 Constitution Property”; the 4 Corporate Property, 8 Corporate Property, the 1110 Centennial Property, the 25 Corporate Property, the 21 Constitution Property and the 11 Constitution Property being hereinafter referred to, collectively, as the “Property”);

G.Certain of the ownership interests in Borrower are owned or controlled directly or indirectly by Guarantor;

H.Pursuant to Lender’s commitment letter dated February 20, 2015, Borrower has executed and delivered to Lender mortgage notes in the aggregate principal sum of

$39,100,000.00 (such notes being referred to herein, collectively, as the “Note”), which Note is secured by a Mortgage, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the “Mortgage”) on the Property.  Borrower and Guarantor will benefit from the disbursement of the loan (the “Loan”) evidenced by the Note and secured by the Mortgage and Collateral (as defined in the Mortgage);

I.The assumption by Guarantor of the obligations under this Agreement will result in an indirect financial benefit to Guarantor and in a direct financial benefit to Borrower, thereby enhancing Guarantor’s financial interest in Borrower and in the Property; and

J.Lender requires, as a condition to making the Loan to Borrower and entering into and/or accepting the Note, the Mortgage and all the other Related Agreements (the Note, the Mortgage, the other Related Agreements and any and other documents or instruments which evidence or secure the Loan, or any portion thereof, being hereinafter collectively referred to as the “Loan Documents”), that Guarantor agrees to be liable for the payment of (i) the Retained Liabilities (as hereinafter defined) upon the occurrence of any of the events set forth in paragraph 2 hereof and (ii) the Entire Indebtedness (as hereinafter defined) upon the occurrence of any of the events set forth in paragraph 3 hereof, and that Guarantor agrees to provide the assurances, representations, warranties, covenants and other matters described in this Agreement for the benefit of Lender.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.Definitions.Unless otherwise specifically defined herein, all capitalized terms used herein shall have the meanings given such terms in the Mortgage and the other Loan Documents.

2.The Retained Liabilities.

(a)Guarantor hereby agrees that Guarantor shall be unconditionally, irrevocably, absolutely and personally liable to Lender for the full and unconditional payment when due (whether by acceleration or otherwise) of the Retained Liabilities.

(b)As used in this Agreement, the term “Retained Liabilities” shall mean any and all actual monetary losses, costs, damages, fees (including, without limitation, attorneys’ fees), expenses, charges, amounts paid in settlement, fines, penalties, engineers’ fees and investigation costs, litigation costs, and any and all other liabilities of whatever kind or nature, but only to the extent of Lender’s actual monetary loss (collectively, “Liabilities”), imposed upon, suffered or incurred by, or asserted against Lender and directly or indirectly arising out of or in connection with, and to the extent caused by, any of the following:

(i)the failure of Borrower to pay to Lender, upon demand, all rents, issues and profits of the Property to which Lender is entitled pursuant to the Note or the other Loan Documents during the continuance of an Event of Default;

(ii)any physical waste of the Property caused by the willful act or omission by Borrower which damages or materially reduces the value of the Property;

(iii)the failure to apply all rents, issues and profits from the Property to the payment of operating expenses, real estate taxes, insurance, capital repair items, and the payment of sums due and owing under the Note or the other Loan Documents prior to any other expenditure or distribution by Borrower and Borrower shall have failed to remedy such breach within thirty (30) days after Lender notifies Borrower of same in writing;

(iv)the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon), prepaid rents, or lease termination payments during the continuance of an Event of Default;

(v)the failure to timely pay real estate taxes or any regular or special assessments affecting the Property (unless sufficient sums are in escrow with Lender to make payment);

(vi)the failure to account for and to turn over real estate tax accruals during the continuance of an Event of Default under the Note or the other Loan Documents;

(vii)the failure to maintain casualty and liability insurance as required under the Note or the other Loan Documents (unless the failure to maintain is due to the Lender’s failure to apply amounts available in escrow to make payment) or to apply insurance proceeds or condemnation awards relating to the Property or other collateral, to the extent actually received by Borrower, in the manner required under applicable provisions of the Mortgage or the other Loan Documents;

(viii)any modification, termination or cancellation of any lease of all or any portion of the Property without Lender’s prior written consent, if and to the extent such consent is required under the Mortgage or the other Loan Documents and if and to the extent such modification, termination or cancellation has a material adverse effect on the value of the Property;

(ix)a default by Borrower under any lease of all or any portion of the Property; or

(x)failure of Borrower to pay costs and expenses, including, without limitation, attorney’s fees and transfer taxes, incurred by Lender in connection with the enforcement of the Note, the Mortgage or the other Loan Documents, or a deed in lieu of foreclosure.

3.Guaranty of Payment of the Entire Indebtedness.

(a)Guarantor hereby guarantees to the Lender the full and unconditional payment, when due (whether by acceleration or otherwise), of the Entire Indebtedness, regardless of the validity, regularity, or enforceability, in whole or in part, thereof or of any transaction in which it arose or was incurred.  Notwithstanding the foregoing, Lender agrees not to enforce Guarantor’s agreement to pay the Entire Indebtedness, unless and until one of the following shall occur:

(i)fraud or willful misrepresentation of a material fact made by Borrower, the managing member or manager of Borrower, or the Guarantor in connection with the Note, this Mortgage or the Related Agreements or in connection with any request for any action or consent on the part of Lender under the Note, this Mortgage or any Related Agreement;

(ii)a Transfer of any interest in the Borrower or all or any portion of the Property or any interest therein in violation of the terms of the Note, this Mortgage or the Related Agreements;

(iii)the incurrence by Borrower of any indebtedness in violation of the terms of the Note, this Mortgage or any Related Agreement (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Property;

(iv)any attempt by Borrower to unjustly delay or enjoin the enforcement of any remedies provided to Holder under the Note, this Mortgage or any Related Agreement, raise defenses or counterclaims in connection with any such enforcement action, or otherwise object (in bad faith) to any actions taken by Lender to exercise any remedies under the Note, this Mortgage or any Related Agreement;

(v)any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law, shall be filed by, consented to, or acquiesced in by Borrower, any general partner of Borrower, or Guarantor; or

(vi)any action is taken by Borrower, any general partner of Borrower, or Guarantor to oppose any motion by Lender for relief from the automatic stay in connection with any bankruptcy, reorganization or arrangement filed by, consented to, or acquiesced by Borrower.

Notwithstanding anything to the contrary contained herein, Lender’s agreement in this paragraph 3(a) not to enforce Guarantor’s agreement to pay the Entire Indebtedness unless and until any of the events set forth in this paragraph 3(a) shall have occurred, shall not impair the validity of the Note or the principal due thereunder or the lien of the Mortgage or the security interest of Lender under any of the other Loan Documents or the right of Lender, as Lender or secured party, to foreclose and/or to enforce the lien of the Mortgage or any of the other Loan Documents during the continuance of an Event of Default under the Loan Documents.

(b)As used in this Agreement, the term “Entire Indebtedness” shall mean and include any and all monies owed by Borrower to the Lender under the Note the Mortgage or any of the other Loan Documents or otherwise in connection with the Loan, including, without limitation, principal, interest at the Contract Rate and the Default Rate, late fees and Prepayment Premiums and all indebtedness incurred, paid or suffered by the Lender for the account of Borrower and all charges, fees, costs and expenses relating to any thereof (including, but not limited to, the actual costs and expenses incurred by Lender in connection with the collection of any amounts for which Borrower, its general partners, if any, and Guarantor are personally liable under this Agreement, including attorneys’ fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith), whether arising, incurred, or created before, at, or after the execution of this Agreement, and whether liquidated or unliquidated, fixed or contingent, due or not due.

4.Certain Covenants.

(a)Within ninety (90) days after the last day of each fiscal year of Borrower during the term of the Note, Guarantor shall provide to Lender (i) unaudited annual financial reports for the previous fiscal year,  prepared on a cash basis, covering the financial condition of Guarantor and (ii) a schedule of real estate owned or portfolio analysis covering the operation of all properties owned or controlled by Guarantor for the previous fiscal year, all certified to Lender to be complete, correct and accurate by the individual whom the report concerns.

(b)Within thirty (30) days after receipt, original annual audit reports for the previous fiscal year prepared by an independent certified public accountant prepared in accordance with generally accepted accounting principles containing an unqualified opinion, including balance sheets, income statements and cash flow statements covering the financial condition of Guarantor, if and only if Guarantor obtains such audited reports in the ordinary course of its business.

(c)Guarantor shall maintain its status as a real estate investment trust (a “REIT”) at all times during the term of the Loan and shall, upon request, deliver to Lender such information or evidence as Lender may reasonably require from time to time concerning Guarantor’s REIT status.  Guarantor shall promptly notify Lender in writing if Guarantor loses its REIT status for federal income taxation purposes. Further, with regard to Guarantor’s status as a REIT, at Lender’s election, a breach of any of the following covenants shall constitute an Event of Default under the Note, Mortgage and other Loan Documents:

(i)Guarantor shall maintain its election to be taxed as a REIT for federal income tax purposes at all times during the term of the Loan; and

(ii)Guarantor shall limit its business to the development, construction, management and acquisition of office, industrial, and other properties, and shall otherwise conform its real estate development construction, acquisition and management activities in accordance with the statement of policies adopted by the trustees/directors of Guarantor, a copy of which has been delivered to Lender.

5.Continuing Agreement.  It is expressly understood and agreed that, except as otherwise specifically provided herein, the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, legality, regularity or enforceability in whole or in part of the Note, the Mortgage or any of the other Loan Documents.  Guarantor agrees that the liability of Guarantor hereunder shall be direct and immediate as a primary obligation and liability and, irrespective of whether or not Lender has declared an Event of Default or commenced the exercise of any remedies under the Note, the Mortgage or any of the other Loan Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the Retained Liabilities and/or the Entire Indebtedness, as the case may be, or any portion thereof, in accordance with this Agreement, without proceeding against Borrower or any general partner or member of Borrower or any other person or entity, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the Property or other Collateral for the Loan.

6.Obligations of Guarantor and Waivers.

(a)The obligations of Guarantor hereunder shall remain in full force and shall not be impaired by: (i) any express or implied modification, renewal, extension or acceleration of or to the Note, the Mortgage, or any other Loan Documents executed by Borrower or any other party and consented to by Borrower in connection with the Loan, including without limitation, this Agreement; (ii) any exercise or non-exercise by Lender of any right or privilege under any of the Loan Documents; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, or any affiliate of Guarantor, or any action taken with respect to this Agreement by any trustee or receiver or by any court in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of Borrower or any endorser from liability under any of the Loan Documents or Guarantor’s grant to Lender of a security interest, lien or encumbrance in any of Guarantor’s Property; (v) any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any of the Loan Documents or any collateral described in any of the Loan Documents or otherwise, or any substitution with respect thereto except as specifically required by this Agreement; (vi) any assignment or other transfer of any of the Loan Documents, in whole or in part; (vii) any acceptance of partial performance of any of the obligations of Borrower under any of the Loan Documents; (viii) any consent to the transfer of any collateral described in any of the Loan Documents or otherwise; and (ix) any bid or purchase at any sale of the collateral described in any of the Loan Documents or otherwise.

(b)Guarantor unconditionally waives the following defenses to enforcement of this Agreement: (i) all presentments, demands, demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment, default and protest, notices of acceptance of this Agreement and all other notices and formalities to which Guarantor may be entitled (except for notices which are specifically required by this Agreement or the other Loan Documents); (ii) any right to require Lender to proceed against Borrower, any of the other Guarantor or any general partner or member of Borrower or to proceed against or exhaust any Collateral described in the Loan Documents; (iii) any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any disability of Borrower; (iv) any defense arising by reason of the manner in which Lender has exercised its remedies under any of the Loan Documents; (v) any defense based upon an election of remedies by Lender; (vi) any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; (vii) any right of subrogation and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any security now or hereafter held by Lender; and (viii) to the extent permitted by law, any right to assert against Lender any legal or equitable defense, counterclaim or set off.

7.No Other Action Required by Lender.  Guarantor agrees that this Agreement may be enforced by Lender without first resorting to or exhausting any other security or collateral, and without first having recourse to the Note, the Mortgage or any of the other Loan Documents or any of the Property covered by the Mortgage or any of the other Loan Documents through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the lien of the Mortgage or from exercising any other rights thereunder or under any of the other Loan Documents.  Notwithstanding any provision of the Note, the Mortgage or any of the other Loan Documents to the contrary, Guarantor acknowledges and agrees that (a) the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provisions of the Note, the Mortgage and the other Loan Documents and Guarantor are fully and personally liable for such obligations, (b) Guarantor’s liability hereunder shall not be subject to, limited by or affected in any way by any such non-recourse or exculpation provision, (c) the guaranties and indemnities made and given in this Agreement are separate and distinct from, independent of and in addition to Guarantor’s undertakings under any of the other Loan Documents to which Guarantor is a party, and (d) a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, the Mortgage or any of the other Loan Documents.

8.Notices.

(a)All notices expressly provided hereunder to be given by Lender to Guarantor and all notices, demands and other communications of any kind or nature whatever which Guarantor may be required or may desire to give to or serve on Lender shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, to the appropriate address set forth below, or at such other place as Guarantor or Lender may from time to time designate in writing by ten (10) days prior written notice thereof.  Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time.  Any notice required to be given by Lender shall be equally effective if given by Lender’s agent, if any.

(b)Any notices which any party may be required, or may desire, to give shall be addressed as follows:

In the case of Guarantor, to:

GTJ REIT, Inc.

60 Hempstead Avenue

West Hempstead, New York 11552

Attention: Paul A. Cooper, CEO

with a copy to:

Schiff Hardin LLP
666 Fifth Avenue, Suite 1700
New York, New York 10103
Attention: Christine A. McGuinness, Esq.

In the case of Lender, to:

Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 Sanders Road
Northbrook, Illinois  60062
Attention:  Commercial Mortgage Loan Servicing Manager

with a copy to:

Allstate Investments, LLC
Allstate Plaza South, Suite G5A
3075 Sanders Road
Northbrook, Illinois  60062

Attention:  Investment Law Division

or such other address(es) or addressee(s) as the party to be served with notice may have furnished to the other party in accordance with this paragraph.

9.Successors and Assigns.  Without limiting the effect of specific references in any provisions of this Agreement, the term “Guarantor” shall be deemed to refer to each and every person or entity comprising Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Guarantor may be assigned except with the written consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion.  Each reference herein to Lender shall be deemed to include its successors, assigns and participants.  This Agreement shall be binding upon Guarantor, its successors and permitted assigns, if any, and shall inure to the benefit of and shall be enforceable by Lender, its successors and assigns (including, without limitation, any entity to which Lender assigns or sells all or any portion of its interest in the Loan and/or this Agreement).

10.Number and Gender.  As used herein, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, as the context so requires.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

11.Governing Law.  This Agreement shall be governed and construed as to interpretation, enforcement, validity, construction, effect and in all other respects by the laws,

statutes and decisions of the State of New Jersey.  The United States District Court for the District of New Jersey and any court of competent jurisdiction of the State of New Jersey shall have jurisdiction in any action, suit or other proceeding instituted to enforce this Agreement.  Guarantor hereby waives (a) any objections to the jurisdiction of such courts, (b) any objections to venue and (c) its right to a trial by jury in any action, proceeding or counterclaim brought by Lender.

12.Representations.  In order to induce Lender to make the Loan to Borrower, Guarantor makes the representations and warranties to Lender set forth in this Paragraph 12.  Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lender would not have agreed to make the Loan.

Guarantor represents and warrants to Lender that:

(a)Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which has heretofore been given to Lender by or on behalf of Guarantor fairly and accurately in all material respects present the financial condition of Guarantor as of the respective dates thereof, and, since the respective dates thereof, there has been no material adverse change in the financial condition of Guarantor;

(b)The execution, delivery, and performance by Guarantor of this Agreement does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction, or decree now in effect of any government, governmental instrumentality or court having jurisdiction over Guarantor, or (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s Property or assets;

(c)This Agreement creates legal, valid, and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy and insolvency laws from time to time in effect affecting creditors’ rights and remedies generally, and to the effect of general principles of equity;

(d)Except as disclosed in writing to Lender, to Guarantor’s actual knowledge, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may materially adversely affect Guarantor’s ability to fulfill its obligations under this Agreement.  There are no judgments or orders for the payment of money rendered against Guarantor which has been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise.  To Guarantor’s knowledge, Guarantor is not in default in any material respect under any agreements to which Guarantor is a party;

(e)Guarantor has disclosed all events, conditions, and facts known to Guarantor which could reasonably be expected to have any material adverse effect on the financial condition of Guarantor.  To Guarantor’s knowledge, no representation or warranty by Guarantor contained herein, nor any schedule, certificate, or other document furnished by Guarantor to Lender in connection with this Agreement or the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; and

(f)There are no facts or circumstances of any kind or nature whatsoever of which Guarantor has knowledge which could reasonably be expected to materially impair or prevent Guarantor from performing its obligations under this Agreement in any material respect.

13.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

14.Merger; Modification.  All understandings, representations and agreements heretofore had with respect to this Agreement are merged into this Agreement which alone fully and completely expresses the agreement of Guarantor and Lender with respect to the subject matter hereof.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Guarantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

15.Remedies Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Mortgage or the other Loan Documents, in equity or by statute.  None of the rights and remedies herein conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

16.No Third-Party Beneficiary.  This Agreement is intended solely for the benefit of Guarantor and Lender and their respective successors and assigns, if any, and no third party shall have any rights or interest in this Agreement.  Nothing contained in this Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party, nor shall any third party have a right to enforce against Lender any right that Guarantor may have under this Agreement.

17.No Agency or Partnership.  Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner, tenant in common, joint tenant or agent of Borrower or Guarantor, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower or Guarantor.  Guarantor and Lender intend that the relationship created hereunder and under the other Loan Documents be solely that of debtor and creditor, Borrower and Lender or borrower and lender, as the case may be.

18.No Waiver.  Guarantor’s obligations hereunder shall in no way be impaired, reduced or released by reason of Lender’s omission or delay to exercise any right described herein or in the Note, the Mortgage or any of the other Loan Documents.

19.Severability.  All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

20.Headings.  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

21.Costs of Enforcement.  Guarantor agrees to bear and pay all actual expenses (including, without limitation, attorneys’ fees and disbursements) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise or settlement of this Agreement, and for the curing thereof, or for defending or asserting the rights and claims of Lender in respect thereof, by litigation or otherwise.

22.Payments.  All payments due under this Agreement are payable upon demand by Lender and shall be paid in the manner set forth in the Note or at such other place as Lender shall notify Guarantor in writing.

[Remainder of the Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

GTJ REIT, INC.

By:/s/ Paul A. Cooper

     Paul A. Cooper, CEO